Exhibit 99.1

McKESSON REPORTS FISCAL 2019 SECOND-QUARTER RESULTS

•	Revenues of $53.1 billion for the second quarter, up 2% year over year.

•	Second-quarter GAAP earnings per diluted share from continuing operations of $2.51.

•	Second-quarter Adjusted Earnings per diluted share of $3.60, up 10% year over year.

•	Fiscal 2019 Outlook: Adjusted Earnings of $13.20 to $13.80 per diluted share.

•	Previously announced multi-year strategic growth initiative operating model optimization anticipated to drive approximately $300 million to $400 million in annual savings by end of Fiscal 2021.

SAN FRANCISCO, October 25, 2018 – McKesson Corporation (NYSE:MCK) today reported that revenues for the second quarter ended September 30, 2018, were $53.1 billion, up 2% compared to $52.1 billion a year ago, and also up 2% on a constant currency basis. On the basis of U.S. generally accepted accounting principles (“GAAP”), second-quarter earnings per diluted share from continuing operations was $2.51, compared to earnings per diluted share of $0.01 a year ago. GAAP earnings per diluted share included a pre-tax benefit of $90 million, or $0.33 per diluted share, related to a reversal of a contractual liability associated with McKesson’s equity investment in Change Healthcare. Prior year GAAP earnings per diluted share included $2.60 per diluted share of non-cash goodwill and other long-lived asset impairment charges, and restructuring charges.

Second-quarter Adjusted Earnings per diluted share was $3.60, up 10% compared to $3.28 a year ago, primarily driven by a lower tax rate, including a discrete tax benefit of $42 million, or $0.21 per diluted share, and the aforementioned reversal of a contractual liability, partially offset by the previously announced customer losses in our U.S. Pharmaceutical business, incremental challenges in our businesses in the U.K. and France, and increased litigation expenses related to opioids.

“While our operational performance reflects anticipated challenges coming into the fiscal year, our second quarter results were primarily affected by the incremental headwinds we are facing in the U.K. and French markets, driving underperformance versus our expectations. We continue to have conversations with the U.K. government to discuss the patient-care services that pharmacies provide and how this low-cost setting of care is vital to the healthcare system, while also working to accelerate efficiency and growth opportunities across all of our businesses,” said John H. Hammergren, chairman and chief executive officer.

For the first half of the fiscal year, McKesson generated cash from operations of $318 million, and invested $248 million internally, resulting in free cash flow of $70 million, which was ahead of the company’s expectations. During the first half of the fiscal year, McKesson also paid $840 million for acquisitions, repurchased $877 million of its common stock, paid $139 million in dividends and the company ended the quarter with cash and cash equivalents of $2.1 billion.

“We are pleased with the contribution of our recent acquisitions, including MSD and RxCrossroads, which aligns with our stated multi-year strategic growth initiative. And we also continue to return capital to our shareholders through share repurchases and dividends,” concluded Hammergren.

Multi-Year Strategic Growth Initiative Update

As previously announced on April 25, 2018, McKesson launched a multi-year strategic growth initiative, inclusive of plans to optimize the company’s operating and cost structures. The company expects these cost actions will strengthen McKesson’s ability to focus resources, reduce complexity and improve efficiency and cost-competitiveness, enhancing and optimizing operations. McKesson expects these initiatives and actions will generate approximately $300 million to $400 million in annual pre-tax gross savings that will be substantially realized by the end of Fiscal 2021.

“We’ve prioritized growth opportunities, which include our manufacturer value proposition, services to support specialty pharmaceuticals and the future of retail pharmacy, all supported by data and analytics. Our cost reductions and operating model optimization will drive significant savings to support these priority growth areas,” said Brian S. Tyler, president and chief operating officer. “And as we move forward, the savings generated will make McKesson a more streamlined and efficient operation, complementing our investments and improving operating profit growth for the organization.”

Segment Results

U.S. Pharmaceutical and Specialty Solutions revenues were $41.6 billion for the quarter, up 2%, driven primarily by market growth and acquisitions, partially offset by previously announced customer losses and branded to generic conversions. Segment GAAP operating profit was $610 million and GAAP operating margin was 1.47%. Segment adjusted operating profit was $635 million and adjusted operating margin was 1.53%.

European Pharmaceutical Solutions revenues were $6.6 billion for the quarter, down 2% on a reported basis and down 1% on a constant currency basis, driven primarily by the previously disclosed reduction in owned retail pharmacies and a challenging operating environment in the U.K. and increased competition in France versus the prior year, partially offset by market growth in other countries. Segment GAAP operating profit was $10 million and GAAP operating margin was 0.15%. Segment adjusted operating profit was $53 million and adjusted operating margin was 0.80%. On a constant currency basis, adjusted operating profit was $54 million and adjusted operating margin was 0.81%.

Medical-Surgical Solutions revenues were $1.9 billion for the quarter, up 17%, driven primarily by an acquisition and market growth. Segment GAAP operating profit was $105 million and GAAP operating margin was 5.39%. Segment adjusted operating profit was $138 million and adjusted operating margin was 7.08%.

Revenues included in Other were $2.9 billion for the quarter, down 5% on a reported basis and down 1% on a constant currency basis, driven primarily by the prior year sale of the Enterprise Information Solutions business, partially offset by market growth and acquisitions. Other GAAP operating profit was $95 million and adjusted operating profit was $300 million. On a constant currency basis, adjusted operating profit was $310 million.

Fiscal Year 2019 Outlook

McKesson now expects Adjusted Earnings per diluted share of $13.20 to $13.80 for the fiscal year ending March 31, 2019, from the previous range of $13.00 to $13.80 per diluted share.

McKesson does not provide forward-looking guidance on a GAAP basis as the company is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure without unreasonable effort, as items are inherently uncertain and depend on various factors, many of which are beyond the company’s control.

Dividend Declaration

The company’s Board of Directors yesterday declared a regular dividend of thirty-nine cents per share of common stock. The dividend will be payable on January 2, 2019, to stockholders of record on December 3, 2018.

Conference Call Details

The company has scheduled a conference call for today, Thursday, October 25th, at 8:00 AM ET. The dial-in number for individuals wishing to participate on the call is 323-794-2599. Craig Mercer, senior vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. A telephonic replay of this conference call will be available for five calendar days. For individuals wishing to listen to the replay, the dial-in number is 719-457-0820 and the pass code is 5906405. An archive of the conference call will also be available on the company’s Investor Relations website at http://investor.mckesson.com.

Upcoming Investor Events

McKesson management will be participating in the following investor conferences:

•	27th Annual Credit Suisse Healthcare Conference, November 12-15, 2018, Scottsdale, AZ;

•	Evercore ISI HealthCONx Conference, November 27-29, 2018, Boston, MA; and

•	37th Annual J.P. Morgan Healthcare Conference, January 7-10, 2019, in San Francisco, CA.

Audio webcasts will be available live and archived on the company’s Investor Relations website at http://investor.mckesson.com. A complete listing of upcoming events for the investment community is available on the company’s Investor Relations website.

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring and asset impairment charges, and other adjustments. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings is provided in Schedules 2 and 3 of the financial statement tables included with this release.

The company does not provide forward-looking guidance on a GAAP basis prospectively as McKesson is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring and asset impairment charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Constant Currency

McKesson also presents its financial results on a constant currency basis. The company conducts business worldwide in local currencies, including the Euro, British pound and Canadian dollar. As a result, the comparability of the financial results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. Constant currency information is presented to provide a framework for assessing how the company’s business performed excluding the effect of foreign currency exchange rate fluctuations. The supplemental constant currency information of the company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

Free Cash Flow

McKesson also provides free cash flow, a non-GAAP measure. Free cash flow is defined as net cash provided by operating activities less property acquisitions and capitalized software expenditures, as outlined in the company’s condensed consolidated statements of cash flows.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; managing foreign expansion, including the related operating, economic, political and regulatory risks; changes in the Canadian healthcare industry and regulatory environment; exposure to European economic conditions, including recent austerity measures taken by certain European governments; changes in the European regulatory environment with respect to privacy and data protection regulations; fluctuations in foreign currency exchange rates; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; the performance of the company’s investment in Change Healthcare; the company’s ability to manage and complete divestitures; material adverse resolution of pending legal proceedings; competition and industry consolidation; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; cyberattack, natural disaster, or malfunction of sophisticated internal computer systems to perform as designed; the adequacy of insurance to cover property loss or liability claims; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products or services to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities; inability to realize the expected benefits from the company’s restructuring and business process initiatives; difficulties with outsourcing and similar third party relationships; risks associated with the company’s retail expansion; and the company’s inability to keep existing retail store locations or open new retail locations in desirable places. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Shareholders are encouraged to review the company’s filings with the Securities and Exchange Commission.

About McKesson Corporation

McKesson Corporation, currently ranked 6th on the FORTUNE 500, is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information technology. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful — all for the better health of patients. McKesson has been named the “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.

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Contacts:

Craig Mercer, 415-983-8391 (Investors and Financial Media)

Craig.Mercer@McKesson.com

April Marks, 415-732-1384 (General and Business Media)

April.Marks@McKesson.com

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended September 30,			Six Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Revenues	$53,075	$52,061	2%	$105,682	$103,112	2%
Cost of sales (1)	(50,271)	(49,227)	2	(100,099)	(97,718)	2

Gross profit	2,804	2,834	(1)	5,583	5,394	4
Operating expenses (2) (3) (4) (5)	(2,033)	(2,009)	1	(4,063)	(3,936)	3
Goodwill impairment charges (6)	—	(350)	(100)	(570)	(350)	63
Restructuring and asset impairment charges (7)	(82)	(236)	(65)	(178)	(236)	(25)

Total operating expenses	(2,115)	(2,595)	(18)	(4,811)	(4,522)	6

Operating income	689	239	188	772	872	(11)
Other income, net	20	69	(71)	60	82	(27)
Loss from equity method investment in Change Healthcare (8)	(56)	(61)	(8)	(112)	(181)	(38)
Interest expense	(66)	(69)	(4)	(127)	(137)	(7)

Income from continuing operations before income taxes	587	178	230	593	636	(7)
Income tax expense	(35)	(122)	(71)	(122)	(217)	(44)

Income from continuing operations after tax	552	56	886	471	419	12
Income from discontinued operations, net of tax	1	—	NM	2	2	—

Net income	553	56	888	473	421	12
Net income attributable to noncontrolling interests	(54)	(55)	(2)%	(112)	(111)	1

Net income attributable to McKesson Corporation	$499	$1	NM	$361	$310	16%

Earnings per common share attributable to McKesson Corporation (a)
Diluted
Continuing operations	$2.51	$0.01	NM	$1.79	$1.46	23%
Discontinued operations	—	—	—%	0.01	0.01	—

Total	$2.51	$0.01	NM	$1.80	$1.47	22%

Basic
Continuing operations	$2.52	$0.01	NM	$1.80	$1.47	22%
Discontinued operations	—	—	—%	0.01	0.01	—

Total	$2.52	$0.01	NM	$1.81	$1.48	22%

Dividends declared per common share	$0.39	$0.34		$0.73	$0.62

Weighted average common shares
Diluted	199	210	(5)%	201	211	(5)%
Basic	198	209	(5)	200	210	(5)

(a)	Certain computations may reflect rounding adjustments.

NM	Computation not meaningful

(1) (2) (3) (4) (5) (6) (7) (8)       Refer to the section entitled “Financial Statement Footnotes” of this release.

Schedule 2A

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended September 30, 2018								Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring and Asset Impairment Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)

Gross profit (1)	$2,804	$—	$—	$(22)	$—	$—	$—	$2,782	(1)%	(1)%

Operating expenses (7)	$(2,115)	$121	$37	$—	$—	$82	$—	$(1,875)	(18)%	—%

Other income, net	$20	$—	$—	$—	$—	$—	$—	$20	(71)%	(26)%

Income (Loss) from equity method investment in Change Healthcare (8)	$(56)	$77	$34	$—	$—	$—	$1	$56	(8)%	(25)%

Income from continuing operations before income taxes	$587	$198	$71	$(22)	$—	$82	$1	$917	230%	(6)%

Income tax expense	$(35)	$(48)	$(17)	$5	$—	$(15)	$(39)	$(149)	(71)%	(35)%

Income from continuing operations, net of tax, attributable to McKesson Corporation	$498	$150	$54	$(17)	$—	$67	$(38)	$714	NM	4%

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (a)	$2.51	$0.75	$0.27	$(0.08)	$—	$0.34	$(0.19)	$3.60 (b)	NM	10%

Diluted weighted average common shares	199	199	199	199	199	199	199	199	(5)%	(5)%

	Quarter Ended September 30, 2017

	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring and Asset Impairment Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)

Gross profit (1)	$2,834	$—	$2	$(29)	$—	$—	$—	$2,807

Operating expenses (6) (7)	$(2,595)	$125	$6	$—	$—	$257	$341	$(1,866)

Other income, net	$69	$1	$—	$—	$—	$—	$(43)	$27

Income (Loss) from equity method investment in Change Healthcare (8)	$(61)	$73	$63	$—	$—	$—	$—	$75

Income from continuing operations before income taxes	$178	$199	$71	$(29)	$—	$257	$298	$974

Income tax expense	$(122)	$(64)	$(24)	$11	$—	$(51)	$20	$(230)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$1	$135	$47	$(18)	$—	$206	$318	$689

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (a)	$0.01	$0.63	$0.23	$(0.09)	$—	$0.98	$1.52	$3.28

Diluted weighted average common shares	210	210	210	210	210	210	210	210

(a)	Certain computations may reflect rounding adjustments.
(b)

Adjusted Earnings per share on a Constant Currency basis for second quarter of fiscal year 2019 was $3.64 per diluted share, which excludes the foreign currency exchange effect of $0.04 per diluted share.

NM	Computation not meaningful

(1) (6) (7) (8)	Refer to the section entitled “Financial Statement Footnotes” of this release.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2B

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Six Months Ended September 30, 2018								Change Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring and Asset Impairment Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit (1)	$5,583	$—	$1	$(43)	$(35)	$—	$—	$5,506	4%	2%

Operating expenses (4) (6) (7)	$(4,811)	$242	$57	$—	$—	$178	$487	$(3,847)	6%	4%

Other income, net	$60	$1	$—	$—	$—	$—	$—	$61	(27)%	53%

Income (Loss) from equity method investment in Change Healthcare (8)	$(112)	$154	$74	$—	$—	$—	$4	$120	(38)%	(17)%

Income from continuing operations before income taxes	$593	$397	$132	$(43)	$(35)	$178	$491	$1,713	(7)%	(3)%

Income tax expense	$(122)	$(98)	$(33)	$11	$9	$(26)	$(39)	$(298)	(44)%	(32)%

Income from continuing operations, net of tax, attributable to McKesson Corporation	$359	$299	$99	$(32)	$(26)	$152	$452	$1,303	17%	8%

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (a)	$1.79	$1.49	$0.49	$(0.16)	$(0.13)	$0.76	$2.26	$6.50 (b)	23%	13%

Diluted weighted average common shares	201	201	201	201	201	201	201	201	(5)%	(5)%

	Six Months Ended September 30, 2017

	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring and Asset Impairment Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)
Gross profit (1)	$5,394	$—	$6	$(3)	$—	$—	$—	$5,397

Operating expenses (2) (6) (7)	$(4,522)	$246	$(5)	$—	$—	$260	$339	$(3,682)

Other income, net	$82	$1	$—	$—	$—	$—	$(43)	$40

Income (Loss) from equity method investment in Change Healthcare (8)	$(181)	$144	$182	$—	$—	$—	$—	$145

Income from continuing operations before income taxes	$636	$391	$183	$(3)	$—	$260	$296	$1,763

Income tax expense	$(217)	$(130)	$(63)	$1	$—	$(52)	$21	$(440)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$308	$261	$120	$(2)	$—	$208	$317	$1,212

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (a)	$1.46	$1.23	$0.57	$(0.01)	$—	$0.98	$1.50	$5.73

Diluted weighted average common shares	211	211	211	211	211	211	211	211

(a)	Certain computations may reflect rounding adjustments.
(b)	Adjusted Earnings per share on a Constant Currency basis for fiscal year 2019 was $6.49 per diluted share, which excludes the foreign currency exchange effect of $0.01 per diluted share.

(1) (2) (4) (6) (7) (8)	Refer to the section entitled “Financial Statement Footnotes” of this release.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended September 30, 2018			Quarter Ended September 30, 2017			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
U.S. Pharmaceutical and Specialty Solutions	$41,610	$—	$41,610	$40,603	$—	$40,603	$—	$41,610	$—	$41,610	2%		2%		2%		2%
European Pharmaceutical Solutions	6,639	—	6,639	6,773	—	6,773	68	6,707	68	6,707	(2)		(2)		(1)		(1)
Medical-Surgical Solutions	1,948	—	1,948	1,660	—	1,660	—	1,948	—	1,948	17		17		17		17
Other (a)	2,878	—	2,878	3,025	—	3,025	113	2,991	113	2,991	(5)		(5)		(1)		(1)
Revenues	$53,075	$—	$53,075	$52,061	$—	$52,061	$181	$53,256	$181	$53,256	2%		2%		2%		2%
OPERATING PROFIT (7)
U.S. Pharmaceutical and Specialty Solutions (1)	$610	$25	$635	$710	$(40)	$670	$—	$610	$—	$635	(14)%		(5)%		(14)%		(5)%
European Pharmaceutical Solutions (6)	10	43	53	(547)	636	89	—	10	1	54	102		(40)		102		(39)
Medical-Surgical Solutions	105	33	138	118	18	136	—	105	—	138	(11)		1		(11)		1
Other (a) (8)	95	205	300	74	167	241	7	102	10	310	28		24		38		29
Operating profit	820	306	1,126	355	781	1,136	7	827	11	1,137	131		(1)		133		—
Corporate	(167)	24	(143)	(108)	15	(93)	—	(167)	(1)	(144)	55		54		55		55
Income from continuing operations before interest expense and income taxes	$653	$330	$983	$247	$796	$1,043	$7	$660	$10	$993	164%		(6)%		167%		(5)%
OPERATING PROFIT AS A % OF REVENUES
U.S. Pharmaceutical and Specialty Solutions	1.47%		1.53%	1.75%		1.65%		1.47%		1.53%	(28	)bp	(12	)bp	(28	)bp	(12	)bp
European Pharmaceutical Solutions	0.15		0.80	(8.08)		1.31		0.15		0.81	823		(51)		823		(50)
Medical-Surgical Solutions	5.39		7.08	7.11		8.19		5.39		7.08	(172)		(111)		(172)		(111)

(a)

Other primarily includes the results of our McKesson Canada and Rx Technology Solutions businesses. Other for fiscal 2018 also includes the Enterprise Information Solutions (“EIS”) business, which was sold in the third quarter of fiscal 2018. Operating profit for Other also includes our proportionate share of income (loss) from our equity method investment in Change Healthcare.

(1) (6) (7) (8)	Refer to the section entitled “Financial Statement Footnotes” of this release.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Six Months Ended September 30, 2018			Six Months Ended September 30, 2017			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
U.S. Pharmaceutical and Specialty Solutions	$82,587	$—	$82,587	$80,885	$—	$80,885	$—	$82,587	$—	$82,587	2%		2%		2%		2%
European Pharmaceutical Solutions	13,574	—	13,574	13,155	—	13,155	(419)	13,155	(419)	13,155	3		3		—		—
Medical-Surgical Solutions	3,651	—	3,651	3,193	—	3,193	—	3,651	—	3,651	14		14		14		14
Other (a)	5,870	—	5,870	5,879	—	5,879	2	5,872	2	5,872	—		—		—		—
Revenues	$105,682	$—	$105,682	$103,112	$—	$103,112	$(417)	$105,265	$(417)	$105,265	2%		2%		2%		2%
OPERATING PROFIT (7)
U.S. Pharmaceutical and Specialty Solutions (1)	$1,153	$22	$1,175	$1,185	$14	$1,199	$—	$1,153	$—	$1,175	(3)%		(2)%		(3)%		(2)%
European Pharmaceutical Solutions (6)	(550)	677	127	(512)	685	173	21	(529)	(4)	123	(7)		(27)		(3)		(29)
Medical-Surgical Solutions	198	65	263	226	35	261	—	198	—	263	(12)		1		(12)		1
Other (a) (2) (4) (8)	209	304	513	91	381	472	(6)	203	1	514	130		9		123		9
Operating profit	1,010	1,068	2,078	990	1,115	2,105	15	1,025	(3)	2,075	2		(1)		4		(1)
Corporate	(290)	52	(238)	(217)	12	(205)	—	(290)	—	(238)	34		16		34		16
Income from continuing operations before interest expense and income taxes	$720	$1,120	$1,840	$773	$1,127	$1,900	$15	$735	$(3)	$1,837	(7)%		(3)%		(5)%		(3)%
OPERATING PROFIT AS A % OF REVENUES
U.S. Pharmaceutical and Specialty Solutions	1.40%		1.42%	1.47%		1.48%		1.40%		1.42%	(7	)bp	(6	)bp	(7	)bp	(6	)bp
European Pharmaceutical Solutions	(4.05)		0.94	(3.89)		1.32		(4.02)		0.94	(16)		(38)		(13)		(38)
Medical-Surgical Solutions	5.42		7.20	7.08		8.17		5.42		7.20	(166)		(97)		(166)		(97)

(a)

Other primarily includes the results of our McKesson Canada and McKesson Prescription Technology Solutions businesses. Other for fiscal year 2018 includes EIS business, which was sold in the third quarter of fiscal year 2018. Operating profit for Other also includes our proportionate share of income (loss) from our equity method investment in Change Healthcare.

(1) (2) (4) (6) (7) (8)	Refer to the section entitled “Financial Statement Footnotes” of this release.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	September 30,	March 31,
	2018	2018
ASSETS
Current Assets
Cash and cash equivalents	$2,118	$2,672
Receivables, net	19,213	17,711
Inventories, net	16,671	16,310
Prepaid expenses and other	542	443

Total Current Assets	38,544	37,136
Property, Plant and Equipment, Net	2,488	2,464
Goodwill	10,627	10,924
Intangible Assets, Net	4,128	4,102
Equity Method Investment in Change Healthcare	3,609	3,728
Other Noncurrent Assets	2,025	2,027

Total Assets	$61,421	$60,381

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities
Drafts and accounts payable	$33,227	$32,177
Short-term borrowings	1,394	—
Current portion of long-term debt	1,126	1,129
Other accrued liabilities	3,116	3,379

Total Current Liabilities	38,863	36,685
Long-Term Debt	6,568	6,751
Long-Term Deferred Tax Liabilities	2,844	2,804
Other Noncurrent Liabilities	2,197	2,625

Redeemable Noncontrolling Interests	1,415	1,459

McKesson Corporation Stockholders’ Equity	9,326	9,804
Noncontrolling Interests	208	253

Total Equity	9,534	10,057

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$61,421	$60,381

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Six Months Ended September 30,
	2018	2017
OPERATING ACTIVITIES
Net income	$473	$421
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	475	463
Goodwill and other asset impairment charges	611	539
Deferred taxes	60	42
LIFO credits	(43)	(3)
Loss from equity method investment in Change Healthcare	112	181
Other non-cash items	(138)	(18)
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(1,705)	(812)
Inventories	(398)	(1,217)
Drafts and accounts payable	1,197	1,808
Taxes	(99)	86
Other	(227)	(151)

Net cash provided by operating activities	318	1,339

INVESTING ACTIVITIES
Property acquisitions	(178)	(164)
Capitalized software expenditures	(70)	(91)
Acquisitions, net of cash, cash equivalents and restricted cash acquired	(840)	(1,874)
Proceeds from sale of businesses and investments, net	46	164
Payments received on Healthcare Technology Net Asset Exchange, net	—	126
Other	59	(26)

Net cash used in investing activities	(983)	(1,865)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	19,735	8,464
Repayments of short-term borrowings	(18,342)	(8,343)
Repayments of long-term debt	(5)	(545)
Common stock transactions:
Issuances	38	83
Share repurchases, including shares surrendered for tax withholding	(888)	(701)
Dividends paid	(139)	(121)
Other	(201)	(109)

Net cash provided by (used in) financing activities	198	(1,272)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(87)	109

Net decrease in cash, cash equivalents and restricted cash	(554)	(1,689)
Cash, cash equivalents and restricted cash at beginning of period	2,672	4,254

Cash, cash equivalents and restricted cash at end of period	$2,118	$2,565

McKESSON CORPORATION

FINANCIAL STATEMENT FOOTNOTES

The following explanations are provided for the financial results as reported under U.S. GAAP.

(1)

The second quarters of fiscal 2019 and 2018 include pre-tax credits of $22 million and $29 million, and the first half of fiscal 2019 and 2018 include pre-tax credits of $43 million and $3 million related to our last-in-first-out (“LIFO”) method of accounting for inventories. The first half of fiscal 2019 includes $35 million of net cash proceeds representing our share of antitrust legal settlements. These credits are included within our U.S. Pharmaceutical and Specialty Solutions segment.

(2)

Operating expenses for the first half of fiscal 2018 includes a pre-tax gain of $37 million ($22 million after-tax) related to the final net working capital settlement and other adjustments from the contribution of the majority of our technology business to form a joint venture, Change Healthcare in the fourth quarter of 2017. This credit is included under “Acquisition-Related Expenses and Adjustments” in the reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) provided in the Schedule 2 of the accompanying financial statement tables.

(3)

Operating expenses for the second quarter and first half of fiscal 2019 include a pre-tax credit of $90 million ($66 million after-tax) representing the reversal of a payable to the shareholders of Change Healthcare Holdings, Inc. associated with the Tax Receivables Agreement.

(4)

Operating expenses for the first half of fiscal 2019 includes a gain from an escrow settlement of $97 million (pre-tax and after-tax) representing certain indemnity and other claims related to our third quarter 2017 acquisition of Rexall Health. This gain is included under “Other Adjustments, Net” in the reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) provided in the Schedule 2 of the accompanying financial statement tables.

(5)

Operating expenses for the second quarter and first half of fiscal 2019 include opioid-related costs of $34 million pre-tax ($25 million after-tax) and $76 million pre-tax ($60 million after-tax). Corporate expenses for the second quarter and first half of fiscal 2019 include opioid-related costs of $43 million pre-tax ($32 million after-tax) and $59 million pre-tax ($48 million after-tax). Opioid-related costs represent primarily litigation expenses and other-related costs.

(6)

The first half of fiscal 2019 includes non-cash goodwill impairment charges of $570 million (pre-tax and after-tax) for our European Pharmaceutical Solutions segment. The second quarter and first half of fiscal 2018 include non-cash goodwill impairment charges of $350 million (pre-tax and after-tax) for our European Pharmaceutical Solutions segment. These charges are included under “Other Adjustments, Net” in the reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) provided in the Schedule 2 of the accompanying financial statement tables.

(7)

Operating expenses for the second quarter and first half of fiscal 2019 include pre-tax restructuring and asset impairment charges of $82 million ($67 million after-tax) and $178 million ($152 million after-tax), primarily for our Canada and Europe businesses and Corporate. Operating expenses for the second quarter and first half of fiscal 2018 include pre-tax restructuring and asset impairment charges of $236 million ($197 million after-tax), primarily for our Europe business.

(8)

Loss from our equity method investment in Change Healthcare includes the amortization of equity investment intangibles and other acquired intangibles of $77 million and $73 million for second quarters of fiscal 2019 and 2018, and $154 million and $144 million for the first half of fiscal 2019 and 2018. The amortization expenses are included in our proportionate share of the loss from our equity method investment in Change Healthcare.

1 of 2

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company’s financial results as determined by generally accepted accounting principles (“GAAP”), McKesson Corporation (the “Company” or “we”) also presents the following Non-GAAP measures in this press release. The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

•

Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, acquisition and transaction related expenses and adjustments, Last-In-First-Out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring and asset impairment charges, other adjustments as well as the related income tax effects for each of these items, as applicable. The Company evaluates its definition of Adjusted Earnings on a periodic basis and updates the definition from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Adjusted Earnings. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) is provided in Schedules 2 and 3 of the financial statement tables included with this release.

Amortization of acquisition-related intangibles – Amortization expenses of intangible assets directly related to business combinations and/or the formation of joint ventures and equity method investments.

Acquisition-related expenses and adjustments – Transaction, integration and other expenses that are directly related to business combinations, the formation of joint ventures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, restructuring or severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, gains or losses related to foreign currency contracts entered into directly due to acquisitions, gains or losses on business combinations, and gain on the Healthcare Technology Net Asset Exchange.

LIFO inventory-related adjustments – LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements – Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring and asset impairment charges – Non-acquisition related restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, and/or Company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which includes normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from the Adjusted Earnings.

Other adjustments – The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our Adjusted Earnings from time to time. While not all-inclusive, other adjustments may include: gains or losses from divestitures of businesses that do not qualify as discontinued operations and from dispositions of assets; other asset impairments; adjustments to claim and litigation reserves for estimated probable losses and settlements; certain discrete benefits and subsequent true-up adjustments related to the December 2017 enactment of the 2017 Tax Cuts and Jobs Act during the one year measurement period; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

Additionally, our equity method investments’ financial results are adjusted for the above noted items.

2 of 2

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•

Constant Currency (Non-GAAP): To present our financial results on a constant currency basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per diluted share on a constant currency basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental constant currency information of the Company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

The Company internally uses Non-GAAP financial measures in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. The Company conducts its business internationally in local currencies, including Euro, British pound sterling and Canadian dollars. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present constant currency information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. Nonetheless, Non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.